UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2021

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38861	44-4428421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2925 Richmond Avenue, Suite 1200

Houston, Texas 77098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 873-5141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GHSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 22, 2021, Guardion Health Sciences, Inc. (the “Company”) held its annual meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders (i) re-elected each of Robert N. Weingarten, Mark Goldstone, Donald Gagliano, M.D., David W. Evans, Ph.D., and Bret Scholtes as members of the Company’s board of directors (the “Board”) to serve until Company’s next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal, (ii) ratified the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and (iii) approved, on an advisory basis, the Company’s 2020 named executive officer compensation. Stockholders of record at the close of business on August 23, 2021 (the “Record Date”) were entitled to notice of and one vote for each share of common stock held by such stockholder. On the Record Date, there were 24,426,993 shares of common stock issued and outstanding, of which 12,553,441 shares of common stock were represented at the Meeting, or approximately 51.39% of the total outstanding shares of common stock on the Record Date, which was sufficient to constitute a quorum pursuant to the Company’s Second Amended and Restated Bylaws and to transact business.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of directors

Robert N. Weingarten, Mark Goldstone, Donald Gagliano, M.D., David W. Evans, Ph.D., and Bret Scholtes were elected to serve until the Company’s next annual meeting of stockholders or until their successors are elected and qualified, or until their earlier resignation or removal. The voting results were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Robert N. Weingarten	5,424,569	2,203,165	4,925,707
Mark Goldstone	5,887,561	1,740,173	4,925,707
Donald Gagliano, M.D.	7,059,213	568,521	4,925,707
David W. Evans, Ph.D.	6,894,872	732,862	4,925,707
Bret Scholtes	7,025,814	601,920	4,925,707

Proposal No. 2 – Ratification of the appointment of independent registered public accounting firm

The appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 was ratified. The voting results were as follows:

Votes For	Votes Against	Abstentions
10,321,716	2,020,075	211,650

Proposal No. 3 – Approval, on an advisory basis, of the Company’s 2020 named executive officer compensation

Stockholders of the Company approved, on an advisory basis, the Company’s 2020 named executive officer compensation. The voting results were as follows:

Votes For	Votes Against	Abstentions
6,228,047	1,141,137	258,550

Item 8.01 Other Events.

At a meeting of the Board held on October 22, 2021, the Board adopted a resolution pursuant to Article III, Section 1 of the Company’s Second Amended and Restated Bylaws pursuant to which the Board set the number of members of the Board at five directors, thereby eliminating the vacancy created on the Board resulting from Kelly Anderson’s decision not to stand for re-election to the Board at the Meeting.

In addition, in connection with Donald Gagliano’s re-election as a member of the Company’s Board, the directors of the Company appointed Donald Gagliano as a member of the Company’s audit committee and compensation committee effective as of October 22, 2021.

Furthermore, effective as of October 22, 2021, the Board formed a separate stand-alone nominating and corporate governance committee and appointed Robert N. Weingarten, Mark Goldstone and Donald Gagliano as members, with Mr. Weingarten serving as the chair of such committee. The nominating function was previously performed by the independent members of the Board and not as a separate stand-alone committee. The nominating and corporate governance committee shall be responsible for, among other things, identifying individuals qualified to become members of the Board and recommending to the Board the persons to be nominated for election as directors and to each committee of the Board. Each of Messrs. Weingarten, Gagliano and Goldstone are deemed “independent” as that term is defined under Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDION HEALTH SCIENCES, INC.
Date: October 25, 2021
	By:	/s/ Bret Scholtes
	Name:	Bret Scholtes
	Title:	Chief Executive Officer

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